EXHIBIT 1



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                  RESTRICTED STOCK PURCHASE AGREEMENT

     THIS RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 7th day of December, 1995 by and among EntreMed, Inc., a Delaware corporation, with its principal office at 9610 Medical Center Drive, Rockville, Maryland 20850 (the "Company") and Bristol-Myers Squibb Company, a Delaware corporation, with its principal office at Post Box 4000, Princeton, New Jersey 08543-4000 ("the Purchaser").

     WHEREAS, the Company and the Purchaser have entered into a Research Collaboration and License Agreement of even date herewith, attached hereto as Exhibit A (the "License Agreement") pursuant to which the Company will grant to the Purchaser a license to certain of the Company's patent rights as further defined and described therein.

     WHEREAS, in furtherance of and in partial consideration for the execution and delivery of the License Agreement, the Company has agreed to sell to the Purchaser and the Purchaser has agreed to purchase an aggregate of 812,500 shares of the Company's common stock, $.01 par value (the "Common Stock"), at a purchase price of $8.00 per share, on the terms set forth herein and additional shares of the Company's Common Stock as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


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     1. Sale of the Shares.

        1.01 Initial Sale by the Company. Subject to and upon the terms and conditions of this Agreement, at the Initial Closing (as defined in Section 2.01):

              (a) The Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, 812,500 shares of the Company's Common Stock (the "Initial Shares"), at a purchase price of $8.00 per share, for an aggregate purchase price of $6,500,000 (the "Purchase Price"). The Purchase Price will be payable to the Company at the Initial Closing by delivering to the Company a certified check or wire transfer in the amount of the Purchase Price.

              (b) The Company shall issue to the Purchaser a warrant in the form attached hereto as Exhibit B (the "Warrant") for the purchase of shares of the Company's Common Stock as set forth herein. The Warrant shall expire on the earlier of (i) three (3) years following the date of the Initial Closing, or (ii) one (1) year following the IPO (as defined in Section 1.02). (The Company makes no representation or agreement as to whether an IPO shall occur). The Warrant may be exercised only following an IPO, if any. The exercise price of each share of Common Stock which may be purchased under the Warrant shall be equal to 150% of the initial public offering price of a share of Common Stock in the IPO (the "Exercise Price"). The number of shares of Common Stock for which the Warrant may be exercised shall be equal to $10,000,000 divided by the Exercise Price.

         1.02 Purchase of Additional Shares by the Purchaser . Subject to and upon the terms and conditions of this Agreement, the terms and conditions recommended by the managing


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underwriter of the IPO, and provided a Termination Event (defined hereinafter) has not occurred, at the Company's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (such offering, the "IPO"), the Purchaser hereby agrees that the Purchaser will purchase $5,000,000 of additional shares of the Company's Common Stock at the initial public offering price per share. The Purchaser's obligation under this
Section 1.02 shall be effective if and only if the IPO is an underwritten offering, on a firm commitment basis, by a nationally or regionally recognized investment banking firm which yields a minimum of $15,000,000 in gross proceeds to the Company, including the proceeds from the purchase of such Additional Shares (defined hereinafter) by the Purchaser.

         1.03 Antidilution Provision. In the event that, at any time on or after the date of this Agreement and prior to its IPO, the Company issues any Common Stock or Common Stock equivalents (the "Below-Purchase Price Shares") for a consideration of less than $8.00 per share (subject to adjustment from and after the date of this Agreement upon each stock dividend, stock split, reverse stock split, or other reclassification or recapitalization or similar event), taking into account the fair market value of any preferred stock issued as units with the Common Stock included in any such issuance, then upon such issuance the Company shall issue to the Purchaser such number of shares of Common Stock (the "Antidilution Shares") in accordance with the following formula:

         The "Adjusted Per Share Purchase Price" equals (a) the sum of
         (1) the number of Below-Purchase Price Shares to be issued by the


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         Company, multiplied by the per share offering price of such
         Below-Purchase Price Shares, plus (2) the aggregate purchase price paid by the Purchaser for the shares of Common Stock then held by the Purchaser (the "Purchaser's Cost"); divided by (b) the sum of (1) the number of shares of Common Stock then held by the Purchaser, plus (2) the number of Below-Purchase Price Shares to be issued by the Company; provided, that in no event shall the Adjusted Per Share Purchase Price be less than $6.00. The Purchaser's Cost shall be divided by the Adjusted Per Share Purchase Price to calculate the "Adjusted Shares." The Adjusted Shares minus the number of shares of Common Stock acquired initially by the Purchaser shall equal the number of Antidilution Shares that the Company shall issue to the Purchaser.

All such Antidilution Shares shall be issued within ten (10) days after the issuance of such Below-Purchase Price Shares to which they relate, at no cost to the Purchaser.

         The anti-dilution provisions in this Section 1.03 shall not be applicable to:

         (i) Common Stock issuable or issued to employees, advisors, consultants or directors of the Company upon exercise of options, restricted stock awards or similar arrangements which are approved by the Board of Directors of the Company;

         (ii) Common Stock issued to non-affiliates of the Company in connection with bona fide research, licensing, acquisitions or corporate partnering relationships, in connection


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with equipment lease financings, or upon exercise of warrants issued to institutional lenders in connection with non-convertible debt financings, in each case approved by the Board of Directors of the Company, provided that such issuances are for other than primarily equity financing purposes;

         (iii) Common Stock issuable upon exercise or conversion of options, warrants or other convertible securities outstanding on the date hereof; or

         (iv) Common Stock issued or issuable in connection with a merger or consolidation as a result of which the holders of the Company's outstanding securities immediately prior to the consummation of such transaction hold securities in excess of fifty percent (50%) of the voting power of the surviving or resulting entity.

         The provisions of this Section 1.03 shall terminate upon the closing of the IPO.

         1.04 "Additional Shares" Defined. The term "Additional
Shares" shall mean all shares of Common Stock issued to the Purchaser pursuant to the exercise of the Warrant and pursuant to Sections 1.02 and 1.03.

     2. Conditions to Purchaser's Obligation. The obligation of the Purchaser to purchase the Initial Shares and the Warrant pursuant to
Section 1.01 of this Agreement is subject to satisfaction of the following conditions at or prior to the Initial Closing:

        2.01 Representations and Warranties. Each of the representations and warranties of the Company set forth in Section 6 hereof shall be true and correct as of the date of the Initial
Closing.

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        2.02 Registration Rights Agreement. The Company and the
Purchaser shall have entered into the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect as of the date of the Initial Closing.

        2.03 License Agreement. The Company and the Purchaser shall have executed and delivered the License Agreement and the License
Agreement shall be in full force and effect as of the date of the Initial Closing.

        2.04 Opinion of the Company's Counsel. The Purchaser shall have received an opinion from Bachner, Tally, Polevoy & Misher LLP, counsel to the Company, substantially in the form attached hereto as Exhibit D, dated as of the date of the Initial Closing.

         2.05 Documentation at the Initial Closing. The Purchaser shall have received, prior to or at the Initial Closing, all of the following documents or evidence of the occurrence of the following events:

              (a) An Officer's Certificate, executed by the President of the Company and dated as of the date of the Initial Closing, stating that the representations and warranties of the Company contained in Section 6 hereof are true and correct as of the date of the Initial Closing and that all of the obligations and covenants of the Company contained in this Agreement required to be performed or satisfied prior to or at the Initial Closing, including, without limitation the conditions specified in Sections 2.01 through 2.04, inclusive, have been performed or satisfied in all material respects.


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              (b) A Secretary's Certificate, executed by the Secretary
or the Assistant Secretary of the Company and dated as of the date of the Initial Closing, providing: (1) a certified copy of the resolutions of the Board of Directors and, if required, the stockholders, of the Company evidencing approval of this Agreement, authorization for the issuance of the Initial Shares, the Warrant and the Additional Shares, execution of all other agreements and documents contemplated hereby, and performance of all of the transactions contemplated hereby and thereby; (2) a certified copy of the Certificate of Incorporation of the Company, as amended and in effect as of the date of the Initial Closing; (3) a certified copy of the by-laws of the Company, as amended and in effect as of the date of the Initial Closing; and (4) the names of officers of the Company authorized to sign this Agreement, the certificate for the Initial Shares, the Warrant, and the other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

              (c) A certificate of good standing of the Company, issued by the Secretary of State of the State of Delaware and each State where the Company is qualified to do business as a foreign corporation, dated as of the close of business on a date within ten
(10) business days of the date of the Initial Closing.

              (d) Copies of all other documents evidencing other necessary corporate or other action and third party and governmental approvals, if any, with respect to this Agreement and the other documents executed in connection with this Agreement and the transactions contemplated hereby or thereby.


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         2.06 Documents and Proceedings. All documents to be provided to the Purchaser hereunder, and all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and to be consummated at or prior to the Initial Closing and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchaser or its counsel.

         2.07 Waiver. Any condition specified in this Section 2 may be waived by the Purchaser; provided, however, that no such waiver shall be effective unless (i) it is set forth in a writing executed by the Purchaser or (ii) the Purchaser consummates the Initial Closing.

    3. Closing.

         3.01 Initial Closing. The closing with respect to the issuance of the Initial Shares and the Warrant (the "Initial Closing") shall take place at the Company offices at 9610 Medical Center Drive, Rockville, Maryland 20850 at 10:00 a.m., Rockville Time, on December 7, 1995 or at such other place, time or date as may be mutually agreed upon in writing by the parties.

         3.02 Delivery of Certificates Representing the Shares and Warrant. At the Initial Closing, the Company shall deliver to the Purchaser (i) a stock certificate, registered in the name of the Purchaser, representing the Initial Shares, and (ii) a certificate, registered in the name of the Purchaser, representing the Warrant, and, at the IPO, a stock certificate registered in the name of the Purchaser representing that number of Additional Shares required to be issued pursuant to the terms of Section 1.02 and Section 1.03, if applicable.


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         4. Rights to Repurchase Shares.

              (a) In the event that the License Agreement is terminated as a result of a breach by the Purchaser thereunder or by the Purchaser prior to its expiration (except as a result of a breach by the Company), (such termination a "Termination Event"), the Company, shall have the right and option, for sixty (60) days from the occurrence of the Termination Event, to elect to purchase from the Purchaser, and the Purchaser shall sell or cause to be sold to the Company, upon the Company's exercise of such right, such number of Initial Shares and any Additional Shares (collectively the "Option Shares") owned by the Purchaser on such date as is specified by the Company, at a per share price equal to (i) $8.00 per share with respect to the Initial Shares, provided, that to the extent any Additional Shares issued pursuant to Section 1.03 are outstanding on such date, the per share purchase price for such Initial Shares and any such shares issued pursuant to Section 1.03 shall equal the Adjusted Per Share Purchase Price, (ii) the Exercise Price, with respect to shares of Common Stock acquired pursuant to the exercise of the Warrant, to the extent any such shares are outstanding, or (iii) the purchase price established for the IPO, with respect to shares of Common Stock purchased pursuant to Section 1.02, as the case may be. Notwithstanding anything herein to the contrary, to the extent not previously exercised, the Warrant shall terminate upon the occurrence of any Termination Event.

                   The right to repurchase the Option Shares provided in this Section 4(a) shall be exercised by the Company, if at all, by delivery to the Purchaser during the applicable aforesaid 60-day period, of a written notice of election to purchase such Option Shares (the"Election Notice").

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              (b) The number of Option Shares subject to repurchase
and the purchase price thereof, at the time of any stock dividend or other distribution made on or in respect of the shares of capital stock of the Company or any subdivision, combination, redemption or reclassification of the outstanding capital stock of the Company or received in exchange for the Option Shares or any part thereof, shall be adjusted to give effect to such stock dividend, other distribution, subdivision, combination, redemption or reclassification.

              (c) The sale of Option Shares effected under the terms of Section 4(a) hereof shall be made at the offices of the Company on a mutually acceptable business day which day shall be within 15 days after the expiration of the applicable 60-day period referred to in
Section 4(a), and shall be such 15th day if the parties do not agree on such date. Delivery of certificates or other instruments evidencing such Option Shares duly endorsed for transfer shall be made on such date against payment of the purchase price thereof. Payment for the Option Shares purchased pursuant to this Section 4 shall be made in the form of a certified check or a wire transfer of clearing house funds to an account designated by the Purchaser.

              (d) Following the occurrence of a Termination Event, if and to the extent that the Company does not exercise its right to purchase the Option Shares within the exercise period, this Section 4 shall be null and void and the Purchaser may sell or otherwise


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transfer up to all of the Initial Shares and the Additional Shares,
subject only to compliance with the provisions of Section 5 of this Agreement and any applicable laws or regulations.

    5. Procedures on Sale of Shares to Third Parties by the Purchaser. Except as otherwise expressly provided herein, the Purchaser hereby agrees that it shall not Sell (as defined in subsection (e) below) any Initial Shares or Additional Shares, as the case may be (the "Offered Shares") to any person other than the Company, except in accordance with the following procedures:

         (a) The Purchaser shall first deliver to the Company a written notice (the "Transfer Notice"), which Transfer Notice shall be irrevocable for a period of thirty (30) days after delivery thereof (the "Offer Period"), offering to the Company, all of the Offered Shares proposed to be sold by the Purchaser at the purchase price and on the terms specified therein. The Company shall have the right and option, at its sole discretion, for a period of 30 days after its receipt of the Transfer Notice, to accept the offer of all, but not less than all, of the Offered Shares at the purchase price and upon the terms stated in the Transfer Notice. Such acceptance will be made by delivery of a written notice to the Purchaser within the Offer Period (the "Acceptance Notice").

         (b) The sale of Offered Shares under the terms of Section 5(a) above shall be made at the offices of the Company on a mutually acceptable business day, which day shall be within 15 days after the expiration of the Offer Period and shall be such 15th day if the parties do not agree on such date. Delivery of certificates or other instruments evidencing such Offered Shares duly endorsed for transfer shall be made on such date against payment of the purchase price therefor. Payment for the Offered Shares purchased pursuant to this
Section 5 shall be made in the form of a certified check or a wire transfer of clearing house funds to an account designated by the Purchaser.


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         (c) If effective acceptance shall not be received pursuant to
Section 5(a) above with respect to all Offered Shares offered for sale pursuant to the Transfer Notice then the Purchaser may Sell to a third party or third parties all, but not less than all, the shares so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Transfer Notice, at any time within 90 days after the expiration of the Offer Period. In the event that such shares are not sold by the Purchaser during such 90-day period, the right of the Purchaser to Sell such shares without renewed compliance with this Section 5 shall expire and the obligations of this Section 5 shall be reinstated; provided, however, that in the event that the Purchaser determines, at any time during such 90-day period, that the sale of all of the shares on the terms set forth in the Transfer Notice is impracticable, the Purchaser can terminate the offer of the shares to a third party or parties and reinstate the procedure provided in this Section 5 without waiting for the expiration of such 90-day period.

         (d) Anything contained herein to the contrary notwithstanding, any third party purchaser of shares pursuant to this
Section 5 who or which is not a signatory to an agreement with the Company that places restrictions on such Offered Shares substantially similar to the restrictions set forth in Section 7.02(d)-(e) of this Agreement shall agree in writing, as a condition to such sale, to be bound by all applicable provisions of Section 7.02(d)-(e) of this Agreement .



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         (e) As used above, the term "Sell" shall mean to sell, or in any other way, directly or indirectly, transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily any of the Initial Shares or Additional Shares.

         (f) Anything contained herein to the contrary notwithstanding, the provisions of this Section 5 shall not be applicable (i) if, and to the extent that, the Purchaser Sells any Offered Shares to the public pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act, (ii) if, and to the extent that, the Purchaser Sells any Offered Shares after the IPO in an open-market transaction meeting the "manner of sale" requirements set forth in Rule 144 under the Securities Act or (iii) after the third anniversary of the IPO.

         (g) The Company shall not be required (a) to transfer on its books any of the shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to pay dividends to any transferee to whom any such shares shall have been sold or transferred.

    6. Representations of the Company. The Company represents and warrants to the Purchaser that:

         6.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority
(corporate and other) to execute and deliver this Agreement and to



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consummate the transactions contemplated hereby. The Company is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and in which the failure to be so qualified would have a material adverse effect on the Company.

         6.02 Authorization. The execution and delivery by the Company of this Agreement, and any other documents and agreements to be executed in connection with this Agreement (the "Company's Transaction Documents"), and the consummation by the Company of all transactions contemplated hereunder, including without limitation the issuance and sale of the Initial Shares, the Warrant, and the Additional Shares to the Purchaser pursuant to Section 1, have been duly authorized by all requisite corporate action (other than any required increase in the authorized capital stock of the Company, which increase, if required, will be recommended by the Company to its stockholders). The Company's Transaction Documents have been duly executed by the Company and constitute the valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, relief of debtors and equitable principles and except as rights to indemnity or contribution may be limited by applicable law. The execution, delivery and performance by the Company of the Company's Transaction Documents and the consummation by the Company of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both, (i) conflict with or result in a breach of the material terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption

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or other action by or notice to any court or administrative or governmental body pursuant to, the certificate of incorporation or by-laws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment of decree to which the Company is subject, except where any such event listed above would not have a material adverse effect on the Company. Except as set forth on Exhibit E, the issuance of the Initial Shares and the Warrant do not, and the issuance of the Additional Shares will not, require any further corporate action related specifically to such issuances (other than any required increase in the authorized capital stock of the Company, which increase, if required, will be recommended by the Company to its stockholders), and are not and will not be subject to any preemptive or other preferential rights or similar statutory or contractual rights either arising pursuant to any agreement or instrument to which the Company is a party or which is otherwise binding upon the Company.

         6.03 Compliance with Other Instruments, Laws. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its certificate of incorporation and by-laws. To the Company's knowledge, the Company is in compliance in all material respects with the terms and provisions of the mortgages, indentures, leases, agreements and other instruments and of all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which it or any of its material properties or assets are subject and which the failure to comply with would have a materially adverse effect upon the Company, and the Company has not received notice of any claimed default with respect to such judgments, decrees, orders, statutes, rules and regulations.

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         6.04 Governmental Approval. Subject to the accuracy of the
Purchaser's representations herein, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws or regulations presently in effect, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company of the Initial Shares, the Warrant, the Additional Shares or for the performance by the Company of its obligations under this Agreement or any other Company's Transaction Documents except as may be required under the Securities Act or applicable state securities laws.

         6.05 Capitalization; Status of Capital Stock. The authorized capital of the Company consists of: (i) 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of which 3,000,000 shares are issued and outstanding; and (ii) 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 8,744,852 shares are issued and outstanding. Exhibit E sets forth a list of the principal stockholders of the Company. The Initial Shares and the Additional Shares, when issued, delivered and paid for in accordance with the terms hereof, will be authorized, validly issued and fully paid and nonassessable. Except as set forth on Exhibit E, there are no options, warrants, convertible securities or other rights to purchase shares of capital stock or other securities of the Company which are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities, and the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, except as contemplated


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by this Agreement or as set forth on Exhibit E. Except as otherwise contemplated by this Agreement or as set forth on Exhibit E, no person is entitled to any preemptive right, right of first refusal or similar right with respect to the issuance of any capital stock of the Company, and there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. Assuming the accuracy of the Purchaser's representations herein and the issuance to the Purchaser pursuant to the terms hereof, the offer, sale or issuance of the Initial Shares and the Warrant do not require registration under the Securities Act or any applicable state securities laws. There exists no agreement between the Company and the Company's stockholders with respect to the voting or transfer of the Company's capital stock, except as set forth on Exhibit E or otherwise disclosed in this Agreement.

         6.06 Investments; Subsidiaries. The Company does not own of record or beneficially, or hold the right to acquire, directly or indirectly (i) any share of capital stock or security convertible into or exercisable for capital stock of any other corporation, or (ii) any interest in any partnership, joint venture, business trust or other non-corporate business enterprise. The Company does not control, directly or indirectly, any other entity.

         6.07 Litigation. Except as set forth on Exhibit E or as otherwise disclosed to the Purchaser, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets or, to the knowledge of the Company, against any officer or key employee of the Company which might result, either in any case or in the aggregate, in any material adverse


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change in the business, operations, affairs or condition of the
Company or any of its properties or assets, or which might call into question the validity of this Agreement, the Warrant, any of the Initial Shares or the Additional Shares or any action taken or to be taken pursuant hereto, nor, to the knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted. The Company, to the knowledge of the Company, is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of the Company or any of its properties or assets. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's officers or key employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

         6.08 Registration Rights. Except as set forth in the Registration Rights Agreement and on Exhibit E, no person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

         6.09 Material Contracts. Except as set forth on Exhibit E, the Purchaser or its counsel has been supplied with a true and correct copy, in certain cases redacted to protect confidential information, of the material contracts and agreements of the Company (including



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lease obligations required to be capitalized in accordance with applicable Statements of the Financial Accounting Standards Board).

         6.10 Certain Agreements of Officers and Employees. (a) To the Company's knowledge, no officer or key employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others.

              (b) The Company has taken all reasonable measures designed to protect and preserve the security and confidentiality of its proprietary information, including its trade secret and other confidential information. Each officer and key employee of the Company who has or has had access to proprietary information of the Company has executed a nondisclosure and assignment of invention agreement deemed adequate by the Company to protect its proprietary information. To the knowledge of the Company, no officer or key employee of former officer or key employee of the Company is in violation of the terms of the aforesaid agreements relating to the use of confidential or proprietary information of the Company including, without limitation, any disclosure of any proprietary information which is the subject of the License Agreement.


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    6.11     Title to Assets, Patents.

              (a) The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other material assets, free of any material mortgages, pledges, charges, liens, security interests or other encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets and except as set forth on Exhibit E. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

              (b) The Company owns or has a license to use the patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, know-how, technical information and other intellectual property rights (including, without limitation, confidential information material to the conduct of its business as now operated) (the "Proprietary Rights").

    6.12 Financial Statements.

              (a) The Company has furnished to the Purchaser the following financial statements: (i) the audited balance sheet of the Company (the "Audited Balance Sheet") at December 31, 1994, and the related audited income statement and statement of cash flows of the Company for the year then ended, certified by the Company's independent public accountants (the Audited Balance Sheet and related income statement and statement of cash flows are hereinafter collectively referred to as the "Audited Financial Statements") and
(ii) the unaudited
balance sheet of the Company (the "Interim Balance Sheet") at June 30, 1995, and the related unaudited income statement of the Company for the six months then ended (the Interim Balance Sheet and related income statement are hereinafter collectively referred to as the "Unaudited Financial Statements").

              (b) The Audited Financial Statements, including all notes thereto (if any), are complete and correct in all material respects and present fairly the financial condition and results of operations of the Company, as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied. The Unaudited Financial Statements are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, as of the dates and for the periods indicated.

         6.13 Absence of Changes. Since the Interim Balance Sheet Date, (i) there has been no material adverse change in the assets, liabilities or financial condition of the Company from that reflected in the Interim Balance Sheet, except for changes in the ordinary course of business; and (ii) none of the business, prospects, financial condition, operations property or affairs of the Company has or have been materially adversely affected by any occurrence or development, whether or not insured against; it being understood, however, that the Company continues to incur additional operating losses and decreases in working capital and the Company has raised approximately $1,800,000 in additional capital pursuant to the Confidential Private Placement Memorandum dated December 31, 1994.

                  6.14     Employees; ERISA.

                   (a) No officer, director, employee or agent of the Company has been or is authorized by the Company to make or receive, and the Company does not know of any such person making or receiving, any bribe, kickback or other similar payment on behalf of the Company and known by the Company to be illegal.

                   (b) Except as set forth on Exhibit E, the Company does not maintain or contribute to, and has not maintained or contributed to, an "employee benefit plan", as such term is defined in
Section 3 of Employee Retirement Income Security Act ("ERISA"), with respect to which the Company is required to file IRS Form 5500, and the Company does not presently contribute to and never has contributed to any "multi-employer plan," as such term is defined in Section 3 of ERISA.

         6.15 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof.

         6.16 No Brokers or Finders. Except as otherwise disclosed to the Purchaser, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act by the Company or of any agent of the Company. The Company will pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such commission, fee or other compensation.

         6.17 Closing Date. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement, and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchaser, will be true and correct in all material respects on the date of the Initial Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement. Said representations and warranties shall not be reaffirmed by the Company at the time the Additional Shares are purchased.

    7. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

         7.01 (a) Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Purchaser is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and in which the failure to be so qualified would have a material adverse effect on the Purchaser.

              (b) Authorization. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of all transactions contemplated hereunder has been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Purchaser. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the

Purchaser is a party constitute the valid and legally binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, relief of debtors and equitable principles and except as rights to indemnity or contribution may be limited by applicable law. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of the Certificate of Incorporation or By-laws of the Purchaser; or (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator or any material agreement to which the Purchaser is a party or by which the Purchaser is bound.

         7.02 Investment Representation.

              (a) The Purchaser is acquiring the Initial Shares and any Additional Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling or distributing the same and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the distribution thereof.

              (b) The Purchaser has carefully reviewed the representations concerning the Company and has made a detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Initial Shares and any Additional Shares made hereby and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided by the Company to the Purchaser; the Purchaser has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the risks and merits of its investment in the Company and is able to sustain a complete loss of its investment in the Company; and the Purchaser is an "accredited investor," as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

              (c) The Purchaser understands that (i) there is currently no market for the Company's Common Stock and there can be no assurance that such a market will ever develop or be sustained, (ii) the Initial Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (iii) the Initial Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iv) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (v) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Initial Shares under the Securities Act.

              (d) The Purchaser will not attempt to sell, transfer or otherwise dispose of all or any portion of the Initial Shares in the absence of an effective registration statement unless (i) an exemption from such registration is available under the Securities Act and (ii) if requested by the Company, the Purchaser shall have furnished to the Company an opinion of reputable securities counsel satisfactory in form and substance to the Company and its counsel that such proposed sale, transfer or other disposition would not be in violation of the Securities Act and applicable state securities laws.

              (e) A legend substantially in the following form will be placed on the Certificate representing the Initial Shares:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN A RESTRICTED STOCK PURCHASE AGREEMENT DATED DECEMBER 7, 1995, BY AND AMONG ENTREMED, INC. AND BRISTOL-MYERS SQUIBB COMPANY AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENTS CAN BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF ENTREMED, INC.

         7.03 No Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser or of any agent of the Purchaser. The Purchaser will pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         7.04 Closing Date. The representations and warranties of the Purchaser contained in this Section 7 and elsewhere in this Agreement and all information delivered by, or on behalf of, the Purchaser to the Company, will be true and correct in all material respects on the date of the Initial Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement and the representations and warranties of the Purchaser in Section 7.02 shall be true and correct in all material respects on the date Additional Shares are purchased.

    8. Reporting Covenants of the Company. Until the IPO, the Company will furnish the following to the Purchaser, so long as the Purchaser continues to own at least half of the Initial Shares purchased under this Agreement:

         8.01 If prepared in the ordinary course of the Company's business, as soon as available, consolidated balance sheets of the Company as of the end of each calendar quarter and consolidated statements of income for such quarter and for the year to date setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year.

         8.02 As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audited financial statements of the Company prepared by its independent auditors, including therein consolidated and consolidating balance sheets of the Company as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year of the Company setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent public accountants of recognized standing.

         8.03 Each of the financial statements referred to in Section
8.01 and 8.02 will be complete and correct in all material respects as of the dates and for the periods stated therein.

         8.04 Within fifteen (15) days after the commencement thereof, notice of all material actions and suits instituted by or against the Company.

         8.05 Except as otherwise required by law or judicial order or decree of by any governmental agency or authority, each person entitled to receive information regarding the Company under this
Section 8 will treat all nonpublic information obtained by it thereunder which the Company reasonably designates as proprietary or confidential in nature with the same care as it treats its own confidential information and will use its best efforts to maintain the confidentiality of such information; provided that each such Person may disclose such information in connection with the sale or transfer of any of the Initial Shares, the Warrant or the Additional Shares so long as the transferee shall furnish the Company with a written agreement to be bound by and comply with the confidentiality provisions of this Section 8.04.

    9. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, nationally recognized overnight delivery service, facsimile (receipt confirmed), registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

         (i) if to the Purchaser, to:
             Bristol-Myers Squibb Company
             Post Box 4000 Princeton, New Jersey 08543-4000
             Attn: Charles Linzner, Esq.,
                   Vice President and Senior Counsel,
                   Pharmaceutical Research
                   Institute and Worldwide Strategic
                   Business Development
             Fax No.: (609) 252-4232

        (ii) if to the Company, to:
             EntreMed, Inc.
             9610 Medical Center Drive
             Rockville, Maryland 10850
             Attn: President
             Fax No.: (301) 217-9594

             with a copy to:

             Jill M. Cohen, Esq.
             Bachner, Tally, Polevoy & Misher LLP
             380 Madison Avenue
             18th Floor
             New York, New York 10017
             Fax No.:  (212) 682-5729


Unless otherwise specified herein, such notices or other communications shall be deemed delivered (a) on the date delivered, if delivered by facsimile or personally; (b) on the day after the notice is delivered into the possession and control of a nationally recognized overnight delivery services, duly marked for delivery to the receiving party; or (c) three business days after being sent, if sent by registered or certified mail.

    10. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Purchaser, on the one hand, and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this Section 10 shall be void. No assignment shall release the Purchaser or the Company from any obligation or liability under this Agreement unless expressly agreed to by the non- assigning party.

    11. Remedies. The parties acknowledge that a breach of this Agreement will cause them irreparable harm which will be difficult to quantify and for which money damages would be inadequate. Therefore, in the event of such a breach or threat of such a breach, in addition to any other legal or equitable remedies it may have, each party shall be entitled to obtain specific performance of the other party's obligations and to obtain immediate injunctive relief, in each case without the necessity of posting a bond.

    12. Standstill; Cooperation in Connection with IPO. The Purchaser agrees that in the event of any underwritten public offering of securities of the Company, the Purchaser will comply with and agree to any reasonable restriction on the transfer of shares of Common Stock imposed by an underwriter and shall perform all acts and sign all necessary documents required with respect thereto.

    13. Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This Agreement may be amended only by a written amendment executed by both parties.

    14. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

    15. Expenses. Except as otherwise expressly provided herein, the Purchaser, on the one hand, and the Company, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by each of them in connection with the transactions contemplated hereby.

    16. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of three (3) years.

    17. Waiver. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

    18. Further Assurances. From and after the date of this Agreement, upon the reasonable request of one party hereto, the other party hereto shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

    19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to choice of law principles.

    20. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

    21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

    22. Person. The term Person as used in this Agreement means any individual, partnership, corporation, trust or other entity.

    IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the parties hereto and delivered as of the date first above written.

                                   ENTREMED, INC.



                                   By:  /s/ John W. Holaday, Ph.D.
                                        --------------------------
                                        John W. Holaday, Ph.D.
                                        Chief Executive Officer

                                   BRISTOL-MYERS SQUIBB COMPANY


                                   By:  /s/ Leon E. Rosenberg, M.D.
                                        -----------------------------
                                        Leon E. Rosenberg, M.D.
                                        President, Pharmaceutical
                                        Research Institute

                               EXHIBIT 2

NEITHER THIS WARRANT NOR THE SECURITIES TO BE ISSUED UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO ENTREMED, INC. TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THIS WARRANT AND OF THE SECURITIES TO BE ISSUED UPON THE EXERCISE HEREOF IS SUBJECT TO THE CONDITIONS SPECIFIED IN A RESTRICTED STOCK PURCHASE AGREEMENT DATED DECEMBER 7, 1995, BY AND BETWEEN ENTREMED, INC. AND BRISTOL-MYERS SQUIBB COMPANY, AND NO TRANSFER OF THIS WARRANT OR OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT CAN BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF THIS WARRANT TO THE SECRETARY OF ENTREMED, INC.


                                                Date: December 7, 1995


                          WARRANT TO PURCHASE
                             COMMON STOCK

                                  OF

                            ENTREMED, INC.

          THIS CERTIFIES that Bristol-Myers Squibb Company (the "Warrant Holder"), or registered assigns, is entitled to purchase from EntreMed, Inc. (the "Company"), a Delaware corporation, at any time after the closing of the IPO (as such term is herein defined), if any (the "Commencement Date"), and until the earliest of (i) 5:00 P.M. (Eastern Time) on December 7, 1998, (ii) 5:00 P.M. Eastern Time on the day that is the first anniversary of the closing of the sale of any Common Stock (as such term is herein defined) by the Company to the underwriter(s) in connection with the IPO (the "IPO Closing"), or
(iii) the termination of this Warrant pursuant to Section 2 hereof (such earliest date or occurrence, the "Expiration Date"), such number of fully paid and nonassessable Warrant Shares (as such term is herein defined) as is obtained by dividing $10,000,000 by the Exercise Price (as such term is herein defined), at a purchase price per Warrant Share equal to the Exercise Price. The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in Section 6.

          1. Definitions. For the purpose of this Warrant:

                 1.1 "Common Stock" shall mean the Company's common stock, $0.01 par value per share.

                 1.2 "Purchase Agreement" shall mean the Restricted Stock Purchase Agreement dated December 7, 1995 between the Company and the Warrant Holder.

                 1.3 "IPO" shall have the meaning set forth in the Purchase Agreement.

                 1.4 "Warrants" shall mean this original Warrant and any and all Warrants that are issued in exchange or substitution for a Warrant pursuant to the terms of such Warrant.

                 1.5 "Warrant Shares" shall mean the Common Stock purchasable upon exercise of Warrants.

                 1.6 "Exercise Price" shall mean the price per share at which Warrant Shares are purchasable hereunder, and shall equal 150% of the initial public offering price per share of Common Stock under the IPO, as such price may be adjusted from time to time hereunder.

          2. Method of Exercise of Warrants. This Warrant may be exercised at any time after the Commencement Date and prior to the Expiration Date by the surrender of the Warrant, with the Notice of Exercise attached hereto as Exhibit A properly completed and duly executed, at the principal office of the Company at 9610 Medical Center Drive, Rockville, Maryland 20850, or such other location which shall at that time be the principal office of the Company (the "Principal Office"), and upon payment to the Company by certified check or bank draft or wire transfer of immediately available funds to the order of the Company of the purchase price for the Warrant Shares to be purchased upon such exercise; provided, however, that the Warrants shall terminate upon, and shall not be exercisable after, the accrual of the Company's right and option to repurchase the Option Shares (as such term is defined in the Purchase Agreement) pursuant to
Section 4 of the Purchase Agreement. The person entitled to the Warrant Shares so purchased shall be treated for all purposes as the holder of such shares as of the close of business on the date of exercise and certificates for the shares of stock so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding thirty

(30) days, after such exercise. Following the exercise of this Warrant for fewer than all of the Warrant Shares purchasable hereunder, unless this Warrant shall have expired, a new Warrant of like tenor and for such number of shares as the holder of this Warrant shall direct, representing in the aggregate the right to purchase a number of Warrant Shares with respect to which this Warrant shall not have been exercised, shall also be issued to the holder of this Warrant within such time.

          3. Exchange. This Warrant is exchangeable, upon the surrender thereof by the holder thereof at the Principal Office of the Company, for new Warrants of like tenor registered in such holder's name and representing in the aggregate the right to purchase the number of Warrant Shares purchasable under this Warrant, each of such new Warrants to represent the right to subscribe for and purchase such number of Warrant Shares as shall be designated by said holder at the time of such surrender.

          4. Transfer. Subject to restrictions on transfer set forth herein, this Warrant is transferable, in whole or in part, at the Principal Office of the Company by the holder hereof, in person or by duly authorized attorney, upon presentation of this Warrant, properly endorsed for transfer. Each holder of this Warrant, by holding it, agrees that this Warrant, when endorsed in blank, may be deemed negotiable, and that the holder thereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer thereof on the books on the Company, any notice to the contrary notwithstanding.

          5. Certain Covenants of the Company. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant, will, upon issuance, be duly and validly issued, fully paid and nonassessable; and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Warrant Shares is at all times equal to or less than then effective purchase price per share of the Warrant Shares issuable pursuant to the Warrants. The Company further covenants and agrees that during the period within which the purchase rights evidenced by the Warrants may be exercised, the Company shall cause to be reserved a sufficient number of shares of the Common Stock to provide for the exercise of the rights represented by the Warrants.

          6. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  6.1 Reclassification, Consolidation or Merger. At any time while the Warrants remain outstanding and unexpired, in case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of the Warrants) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of the Warrants), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute new Warrants providing that the holders of the Warrant shall have the right to exercise such new Warrants (upon terms not less favorable to the holders thereof than those then applicable to the Warrants) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrants, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer of the Warrants had the Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6.1 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                  6.2 Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding, exercisable and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

                  6.3 Stock Dividends. If the Company at any time while the Warrants remain outstanding, exercisable and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its Common Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or other distribution by a fraction (i) the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or any wholly-owned subsidiary. The provisions of this Section
6.3 shall not apply under any of the circumstances for which an adjustment is provided in Section 6.1 or 6.2.

                  6.4 Adjustment Upon Commencement Date. Upon the Commencement Date, there shall be made any adjustments pursuant to
Section 6.2 or 6.3 that would have been made at the time of the occurrence of any events requiring such adjustments that shall have occurred subsequent to the date hereof but prior to the Commencement Date.

                  6.5 Notice of Adjustments.

                      (a) Whenever the Exercise Price or the number of shares of Common Stock purchasable under the terms of this Warrant at the Exercise Price shall be adjusted (or shall become adjustable upon the Commencement Date) pursuant to this Section 6, the Company shall promptly prepare a Certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Exercise Price (if prior to the Commencement Date, the Company shall be required to state the formula by which the Exercise Price shall be adjusted, in lieu of the adjusted Exercise Price) and the number of shares of Common Stock purchasable at that Exercise Price (if prior to the Commencement Date, at the previous Exercise Price as adjusted by such formula) after giving effect to such adjustment, and shall promptly cause copies of such certificate to be communicated in accordance with
Section 13 hereof to the registered holder of this Warrant.

                      (b) In the event the Company shall, at a time when the Warrants are exercisable, (i) take any action which pursuant to Sections 6.1 through 6.3 may result in an adjustment of any of the Exercise Price or the number of shares of Common Stock purchasable at that Exercise Price upon exercise of the Warrants, or (ii) make a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way or return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of any or a substantial part of the Company's assets (other than under the circumstances provided for in the foregoing Sections 6.1 through 6.3), the Company shall give to the registered holders of the Warrants at their last addresses known to the Company written notice of such action ten (10) days in advance of its effective date in order to afford to such holders of the Warrants an opportunity to exercise the Warrants and to purchase shares of Common Stock of the Company prior to such action becoming effective.

          7. Payment of Taxes. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

          8. Fractional Shares. The Warrant may be exercised for the number of Warrant Shares obtained by dividing $10,000,000 by the Exercise Price, rounded off to the nearest whole number of Warrant Shares. No fractional Warrant Shares will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Exercise Price paid by the holder for its Warrant Shares upon such exercise.

          9. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it that any Warrant has been mutilated, destroyed, lost or stolen, and in the case of any destroyed, lost or stolen Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant, upon surrender and cancellation thereof, the Company will execute and deliver in the name of the holder of the Warrant, in exchange and substitution for the Warrant so mutilated, destroyed, lost or stolen, a new Warrant of like tenor substantially in the form thereof with appropriate insertions and variations.

          10. Company's Rights with Respect to Warrant Shares; Restrictions on Transfer. Any Warrant Shares issued upon the exercise of the Warrants shall be issued subject to the rights of the Company with respect thereto as set forth in the Purchase Agreement, including, without limitation, the right of the Company to repurchase the Warrant Shares in the event the License Agreement (as such term is defined in the Purchase Agreement) is terminated and the Company's right of first refusal in connection with any subsequent transfer of the Warrant Shares by the holder(s) thereof. In addition, any Warrant Shares issued upon the exercise of the Warrants shall be issued subject to the restrictions on transfer set forth in the Purchase Agreement. Any Warrant or certificate for Warrant Shares issued in exchange or substitution for an outstanding Warrant or outstanding certificate for Warrant Shares shall bear appropriate restrictive legend(s), if any, on such outstanding Warrant or outstanding certificate for Warrant Shares unless under the terms of the Purchase Agreement such legend(s), if any, on such outstanding Warrant or outstanding certificate for Warrant Shares unless under the terms of the Purchase Agreement such legend(s) may be removed.

          11. Notice of Closing. The Company shall provide the Warrant Holder notice of the IPO Closing within three (3) business days after the occurrence thereof.

          12. Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          13. Notice. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, nationally recognized overnight delivery service, facsimile (receipt confirmed), registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

                (i)  if to the Warrant Holder, to:

                         Bristol-Myers Squibb Company
                         Post Box 4000
                         Princeton, New Jersey 08543-4000
                         Attn: Charles Linzner, Esq., Vice President and
                               Senior Counsel, Pharmaceutical Research
                               Institute and Worldwide Strategic Business
                               Development
                         Fax No.:  (609) 252-4232

              (ii)       if to the Company, to:

                         EntreMed, Inc.
                         9610 Medical Center Drive
                         Rockville, Maryland 20850
                         Attn:      President
                         Fax No.:   (301) 217-9594

                         with a copy to:

                         Jill A. Cohen, Esq.
                         Bachner, Tally, Polevoy & Misher LLP
                         380 Madison Avenue
                         New York, New York 10017
                         Fax No.: (212) 682-5729

Unless otherwise specified herein, such notices or other communications shall be deemed delivered (i) on the date delivered, if delivered by telex or facsimile personally; (ii) on the day after the notice is delivered into the possession and control of a nationally recognized overnight delivery service, duly marked for delivery to the receiving party; or (iii) three (3) business days after being sent, if sent by registered or certified mail.

          14. Amendment. This Warrant may be modified, amended or changed only with the written consent of the Company and the Warrant Holder.

          15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to choice of law principles.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date hereof.


                                      ENTREMED, INC.


                                       By:
                                          ------------------------------
                                          Name: John W. Holaday, Ph.D
                                          Title: Chief Executive Officer

                               EXHIBIT 3

                     REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of December 7, 1995 (the "Registration Agreement"), between EntreMed Inc., a Delaware corporation (the "Company"), and Bristol-Myers Squibb Company, a
Delaware corporation ("BMS").

                        PRELIMINARY STATEMENTS

     A. The Company and BMS are parties to a Restricted Stock Purchase Agreement of even date herewith (such Agreement being the "Stock Purchase Agreement," and the terms defined therein and not otherwise defined herein being used herein as therein defined) pursuant to which BMS will acquire the Initial Shares and the Additional Shares, or the right to acquire Additional Shares, as the case may be (the Initial Shares and the Additional Shares collectively, the "Shares").

     B. Under the terms of the Stock Purchase Agreement, the Company has agreed to provide BMS with the registration rights set forth in this Registration Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce BMS to acquire the Shares pursuant to the Stock Purchase
Agreement, the parties hereto hereby agree as follows:

     1. Demand Registration.

          1.1 Requests for Registration. If at any time after the one-year anniversary of the closing of the IPO, BMS is an "affiliate" of the Company, as such term is defined under Rule 144 promulgated pursuant to the Securities Act or any similar successor rule ("Rule 144"), BMS may request registration under the Securities Act of all or part of the Registrable Securities under the Securities Act (such registration, a "Demand Registration"); provided, however, that the Company shall not be required to effect more than one (1) Demand Registration. Such request for registration must specify the number of Registrable Securities requested to be registered and the anticipated price per share for such offering. If the number of shares of Registrable Securities to be offered hereunder shall be restricted, the number of shares to be included in the offering shall be determined pursuant to the provisions of Section 1.4.

          1.2 Limitations on Demand. Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement relating to the Demand Registration under Section 1.1 hereof if counsel to the Company renders an opinion to the effect that registration is not required for the proposed transfer of Registrable Securities. In addition, the filing of any registration statement relating to the Demand Registration may be delayed: (i) during the period starting on the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on (a) the date ninety (90) days after the effective date, or (b) the date of abandonment, of any registration statement relating to the offering of any of the Company's securities, provided that the Company is employing good faith efforts to cause such registration statement to become effective; and (ii) if the Company reasonably anticipates that it will consummate, within ninety (90) days after the date of BMS's request for registration under this Section 1, a significant business transaction that would be adversely affected, to the material detriment of the Company, by a Demand Registration (all in the good faith determination of the Company's Board of Directors), provided that the registration statement relating to the Demand Registration shall be filed no later than ninety (90) days after the earlier of the closing or execution of agreements or documents (or any such similar event) consummating such transaction or the abandonment of such transaction, but in any event not later than 180 days after the receipt of BMS's request to register under this Section 1; provided, however, that to the extent that the rights provided in Sections 1 and 2 hereof would otherwise terminate in accordance with Section 9.1 hereof during any period during which a request is delayed pursuant to this Section 1.2, the termination date provided for in Section 9.1 shall be extended for a period of time equal to such delay.

          1.3 Effective Registration and Expenses. A registration will not count as the Demand Registration under Section 1.1 hereof until the registration statement filed with respect thereto has become effective; provided, however, that if BMS shall cause or request the Company to withdraw any such registration statement, BMS may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another Demand Registration, in accordance with the procedures set forth herein, only upon agreeing in writing to reimburse the Company for all Registration Expenses (as defined in Section 5 hereof) over and above those Registration Expenses which the Company would have incurred had such Demand Registration not been withdrawn, provided that the Company is eligible to use a Form S-3 registration statement (or any similar successor form) in connection with any such request. The Company shall use its best efforts to cause the registration statement relating to any Demand Registration to remain effective for nine (9) months if the registration statement is filed pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the U.S. Securities and Exchange Commission (the "SEC")), unless, at the time of filing, the Company qualifies for the use of a Form S-3 registration statement, in which case the Company shall use its best efforts to maintain the effectiveness of the Demand Registration for the lesser of two years or until such time as all Registrable Securities involved therein can be sold pursuant to Rule 144 without limitation as to amount. Otherwise, such registration statement shall remain effective for 90 days. BMS shall pay all reasonable commissions, fees and expenses of any underwriter or underwriters that manage or administer the offering made in connection with the registration of the Registrable Securities pursuant to the Demand Registration and of counsel to BMS. Except as provided above, the Company will pay all other Registration Expenses (as such term is herein defined) in connection therewith, whether or not it becomes effective. The Company shall not be required to undergo or pay for any special audit to effect any registration statement under this Section 1, and if such a special audit would be required in order to file or effect a registration statement hereunder, the Company shall be entitled to delay the filing or effectiveness of such registration statement until a reasonable period of time following the completion of such audit in the ordinary course of the Company's activities; provided, however, that the Company shall not be entitled to delay the filing or effectiveness of such registration statement if BMS agrees to pay for the cost of any such special audit.

          1.4 Selection of Underwriters; Priority on Demand Registrations. If BMS elects to have the offering of Registrable Securities pursuant to the Demand Registration be in the form of an underwritten offering, BMS shall select and obtain the investment banker or investment bankers and manager or managers that will administer the offering, subject to the approval of the Company, which approval shall not be unreasonably withheld. The Company shall comply with the reasonable requests for information made by BMS or any potential underwriter in connection with BMS's proposed retention of such underwriter. In such event, if the managing underwriter or underwriters of such offering advise the Company and

BMS in writing that in its or their opinion the aggregate amount of Registrable Securities requested to be included in such offering would materially and adversely affect the success of such offering or the price of the Registrable Securities to be offered, the securities to be registered shall be allocated first to BMS, next to the Company and finally, subject to rights granted by the Company prior to the date hereof, to any securityholders of the Company exercising any "piggyback" registration rights. If all of the Registrable Securities requested to be included by BMS in the Demand Registration have been included, the Company shall be entitled to include that number of shares of its unissued Common Stock or other securities as are consented to by the managing underwriter.

     2. Piggyback Registrations.

          2.1 Right to Piggyback. If, at any time when BMS is an "affiliate" of the Company, as such term is defined under Rule 144, the Company proposes to register (each such proposed registration, an "Eligible Registration") any of its securities under the Securities Act (other than pursuant to a Demand Registration, a registration statement on Form S-4 or S-8 (or any form substituting therefor) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing stockholders or employees) at any time following the one year anniversary of the closing of the IPO, the Company will give prompt written notice to BMS, so long as BMS owns any Registrable Securities at the time of each such Eligible Registration, of the Company's intention to effect such a registration and, subject to the provisions of Section 2.3 below, will use all reasonable efforts to cause the managing underwriter or underwriters to permit BMS to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the delivery of the Company's notice. The Company will not be required to effect more than two (2) Piggyback Registrations. For purposes of this Section 2.1, "Piggyback Registration" shall mean an Eligible Registration in which any Registrable Securities are actually included and the registration statement therefor becomes effective. If, at any time after giving written notice of its intention to register any securities in an Eligible Registration and prior to the effective date of the registration statement filed in connection with such Eligible Registration, the Company shall determine for any reason not to register such securities, the Company may give written notice of such determination to each holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith).

          2.2 Piggyback Expenses. The Registration Expenses of BMS will be paid by the Company in connection with all Piggyback
Registrations.

          2.3 Priority on Primary Registrations. If an Eligible Registration is an underwritten registration primarily on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities and any other securities entitled to the benefit of registration rights existing on the date of this Registration Agreement ("Third Party Registrable Securities") requested to be included in such registration, pro rata among the holders of such Registrable Securities and Third Party Registrable Securities on the basis of the number of securities owned by each holder, and (iii) third, any other securities requested to be included in such registration.

          2.4 Priority on Secondary Registrations. If an Eligible Registration is an underwritten secondary registration solely on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities and Third Party Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, other securities requested to be included in such registration.

          2.5 Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company will not cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor forms or pursuant to Rule 415(a)(1)(iii) or 415(a)(1)(iv) promulgated pursuant to the Securities Act), whether on its own behalf or at the request of any holder or holders of such securities, until the earlier of (i) 90 days after the effective date of such previous registration statement, or
(ii) the sale of all Registrable Securities included in such registration statement.

     3. Holdback Agreements.

          To the extent not inconsistent with applicable law, BMS agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and during the 120-day period beginning on, the effective date of the registration statement referred to in Section 1 or Section 2 hereof in which BMS participates as a selling stockholder (except as part of the registration). In addition, BMS agrees not to effect any public sale or distribution of any security of the Company, including a sale pursuant to Rule 144, during the 180-day period beginning on the effective date of the registration statement relating to the IPO.

     4. Registration Procedures.

          4.1 Efforts by the Company. Whenever BMS has requested that any Registrable Securities be registered pursuant to this Registration Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                   4.1.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by BMS copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel with respect to information relating to BMS and its proposed method of distribution);

                   4.1.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period that is the longer of (i) the period specified in Section 1.3, or (ii) 90 days, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                   4.1.3 Furnish to BMS such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as BMS may reasonably request in order to facilitate the disposition of the Registrable Securities;

                   4.1.4 Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as BMS reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable BMS to consummate the disposition in such jurisdictions of the Registrable Securities owned by BMS (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1.4, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                   4.1.5 Notify BMS, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of BMS, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                   4.1.6 Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                   4.1.7 Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                   4.1.8 Enter into such customary agreements
(including underwriting agreements in customary form) and take all such other reasonable actions as BMS reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

                   4.1.9 Make available for inspection by BMS, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by BMS or any such underwriter, all material financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, key employees and independent accountants to supply all information reasonably required by BMS, or any such underwriter, attorney, accountant or agent in connection with its due diligence investigation relating to such registration statement, provided that customary confidentiality restrictions may be imposed in connection with any such inspection;

                   4.1.10 In the event such sale is pursuant to an underwritten offering, use reasonable efforts to obtain a "cold comfort" letter from the Company's independent certified public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter, or, if in connection with an underwritten Demand Registration, BMS, reasonably requests;

                   4.1.11 Use reasonable efforts to obtain an opinion or opinions from counsel for the Company in customary form addressed to the managing underwriter or underwriters, if any; and

                   4.1.12 Otherwise use reasonable efforts to comply with all rules and regulations of the SEC applicable to the Company (and exclusive of any such rules and regulations pertaining to the distribution of securities, as such), and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the end of the fiscal quarter in which the registration statement becomes effective, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          4.2 Information To Be Furnished by BMS. The Company may require BMS to furnish to the Company such information regarding BMS, the Registrable Securities and other securities of the Company held by BMS, and the intended manner of distribution of the Registrable Securities as the Company may from time to time reasonably request, provided that, except as otherwise required by the Securities Act or any other applicable securities laws, customary confidentiality restrictions may be imposed in connection with the furnishing of any such information.

          4.3 Discontinuance of Disposition. BMS agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1.5 hereof, BMS will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until BMS' receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1.5 hereof, and, if so directed by the Company, BMS will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in BMS' possession, of the prospectus covering such Registrable Securities current at the time of the delivery of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Registration Agreement by the number of days during the period from and excluding the date of the delivery of such notice pursuant to
Section 4.1.5 hereof to and including the date when BMS shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.1.5 hereof.

     5. Registration Expenses.

          Except as set forth in Section 1.3 hereof or in the last sentence of this Section 5, all expenses incident to the Company's performance of or compliance with this Registration Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws

(including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which such securities are required to be listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit conducted at the Company's option or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (all such expenses, the "Registration Expenses") will be borne by the Company; provided, however, that, in connection with the registration or qualification of the Registrable Securities under state securities laws, nothing herein shall be deemed to require the Company to make any payments to third parties in order to obtain "lock-up," escrow or other extraordinary agreements. BMS shall pay the fees and expenses of its counsel, underwriting discounts and commissions attributable to the sale of its Registrable Securities, and its other out-of-pocket expenses, as well as the cost of any special audits required by it.

    6.   Indemnification.

          6.1 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, BMS, its officers and directors and each person who controls BMS (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of BMS expressly for use therein or by BMS' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering that includes Registrable Securities, the Company will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the holders of BMS.

          6.2 Information Provided by BMS; Indemnification by BMS. In connection with any registration statement that includes Registrable Securities, BMS will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of BMS.

          6.3 Indemnification Procedure. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will be obligated to pay the reasonable fees and expenses of one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the indemnifying party shall be obligated to pay the reasonable fees and expenses of one additional counsel to the indemnified party.

          6.4 Survival of Indemnification; Contribution. The indemnification provided for under this Registration Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     7. Participation in Underwritten Registrations. BMS may not participate in any registration hereunder which is underwritten unless BMS (a) agrees to sell BMS' securities on the same basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     8. Definition of Registrable Securities. "Registrable Securities" shall mean (i) any Shares issued pursuant to the Stock Purchase Agreement, (ii) any Shares issued pursuant to the exercise, in whole or in part, of the warrant (the "Warrant") granted to BMS under the Stock Purchase Agreement, and (iii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) or
(ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or through a broker, dealer or market maker in compliance with Rule 144.

     9. Termination and Non-availability of Registration Rights.

          9.1 Termination. Except as otherwise provided in Section 1.2 hereof, no holder of Registrable Securities shall be entitled to exercise any right provided for in Section 1 hereof at any time after three (3) years following the closing of the IPO. Except as otherwise provided in Section 1.2 hereof, no holder of Registrable Securities shall be entitled to exercise any right provided for in Section 2 hereof at any time after four (4) years following the closing of the IPO.

          9.2 Non-availability. Notwithstanding anything in this Registration Agreement to the contrary, no holder of Registrable Securities shall be entitled to exercise any right provided for in
Section 1 or Section 2 hereof (i) at any time that the aggregate number of outstanding Registrable Securities is less than the maximum number of securities that would be permitted to be sold under Rule 144 within any period of three (3) consecutive months (or any other applicable period of time under any future amendment of Rule 144 or any successor thereto), and (ii) at any time that such holder is eligible to sell any Registrable Securities pursuant to paragraph (k) of Rule 144.

    10. Miscellaneous.

          10.1 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violative of the rights granted to BMS as a holder of Registrable Securities in this Registration Agreement.

          10.2 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Company's Securities which would materially and adversely affect the ability of BMS to include Registrable Securities in a registration undertaken pursuant to this Registration Agreement.

          10.3 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Registration Agreement may be amended only by a writing executed by each of the parties hereto.

          10.4 Further Assurances. Each of the parties hereto will, at any time and from time to time after the date of the Initial Closing, upon the request of and at the cost of the other party, execute, acknowledge and deliver all further acts, assignments, transfers, conveyances and powers of attorney that may be required to carry out the provisions of this Registration Agreement.

          10.5 Successors and Assigns. All covenants and agreements in this Registration Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Registration Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities; provided, however, that notwithstanding anything herein to the contrary, no subsequent holder of Registrable Securities shall be entitled to any rights under this Registration Agreement unless such person acquires at least twenty-five percent (25%) of the Registrable Securities held by BMS immediately prior to such acquisition; and provided, further, that no holder of Registrable Securities (other than BMS) shall be entitled to any rights under this Registration Agreement unless such person holds, at the time of the exercise of such rights, at least 100,000 Registrable Securities.

          10.6 Severability. Whenever possible, each provision of this Registration Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Registration Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Registration Agreement.

          10.7 Descriptive Headings. The descriptive headings of this Registration Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Registration Agreement.

          10.8 Governing Law. This Registration Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts executed and performed wholly within the State of Delaware, and without regard to conflict of law principles.

          10.9 Notices.

          Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, nationally recognized overnight delivery service, facsimile (receipt confirmed), registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

                       (i)      If to the Purchaser, to:

                                Bristol-Myers Squibb Company
                                Post Box 4000
                                Princeton, New Jersey 08543-4000
                                Attn:  Charles Linzner, Esq., Vice
                                       President and Senior
                                       Counsel, Pharmaceutical
                                       Research Institute and
                                       Worldwide Strategic Business
                                       Development
                                       Fax No.: (609) 252-4232

                       (ii)     If to the Company, to:

                                EntreMed, Inc.
                                9610 Medical Center Drive
                                Rockville, Maryland 20850
                                Attn:  President
                                Fax No.: (301) 217-9594

                                with a copy to:

                                Jill A. Cohen, Esq.
                                Bachner, Tally, Polevoy & Misher LLP
                                380 Madison Avenue
                                New York, New York 10017
                                Fax No.: (212) 682-5729

Unless otherwise specified herein, such notices or other communications shall be deemed delivered (a) on the date delivered, if delivered by telex or facsimile personally; (b) on the day after the notice is delivered into the possession and control of a nationally recognized overnight delivery service, duly marked for delivery to the receiving party; or (c) three business days after being sent, if sent by registered or certified mail.

          10.10 Entire Agreement. This Registration Agreement, together with the Stock Purchase Agreement, including all the documents referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein. This Registration Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such transactions.

          10.11 Counterparts. This Registration Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one party, but both such counterparts taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Agreement to be executed by its duly authorized officer as of the date first written above.

                                      ENTREMED, INC.


                                      By:
                                         ------------------------------
                                         Name: John W. Holaday, Ph.D.
                                         Title: Chief Executive Officer


                                      BRISTOL-MYERS SQUIBB COMPANY


                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------